UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event):  July 17, 2015

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Boulevard Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On July 17, 2015, Mr. Gary G. Smalley, Senior Vice President and Controller and the principal accounting officer of Fluor Corporation (the “Corporation”), notified the Corporation of his decision to resign from his position with the Corporation, effective July 31, 2015, in order to become chief financial officer of another company.

(c)                                  Effective as of Mr. Smalley’s departure, Mr. Biggs C. Porter, the Corporation’s Executive Vice President and Chief Financial Officer, will serve as the Corporation’s principal accounting officer until a successor is appointed. All information concerning Mr. Porter required by Items 401(b), (d) and (e) and Item 404(a) of Regulation S-K is included in Part III, Item 10 and Item 13 of the Corporation's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 18, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 23, 2015	FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Executive Vice President, Chief Legal Officer and Secretary